Exhibit 10.2

SUB-ADVISORY AGREEMENT
AMONG
 FIRST EAGLE BDC, LLC
FIRST EAGLE BDC ADVISER, LLC,

AND

FIRST EAGLE PRIVATE CREDIT, LLC

This Sub-Advisory Agreement (this “Agreement”) is made as of [  ], 2019, by and among First Eagle BDC, LLC, a Delaware limited liability company (the “Company”), First Eagle BDC Adviser, LLC, a Delaware limited liability company (the “Adviser”), and First Eagle Private Credit, LLC, a Delaware limited liability company (the “Sub-Adviser”).

WHEREAS, the Company is a newly organized non-diversified, closed-end management investment company that intends to elect to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (together with the rules promulgated thereunder, the “1940 Act”);

WHEREAS, the Company has retained the Adviser to act as the investment adviser to the Company pursuant to the Investment Advisory Agreement, between the Company and the Adviser, dated as of even date herewith (the “Advisory Agreement”); and

WHEREAS, the Adviser desires to retain the Sub-Adviser to assist it in fulfilling certain of its obligations under the Advisory Agreement and Sub-Adviser is willing to perform the duties and responsibilities as Sub-Adviser to the Company.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Adviser, the Company and the Sub-Adviser hereby agree as follows:

1.                                      Appointment of the Sub-Adviser.  The Adviser hereby retains and appoints the Sub-Adviser to provide the services set forth herein and the Sub-Adviser hereby accepts the retention and appointment and agrees to provide such services for the period and upon the terms herein set forth in accordance with:

(a)                                 the investment objective, policies and restrictions that are set forth in the Company’s Registration Statement on Form 10 or Form N-2, filed with the Securities and Exchange Commission (the “SEC”), as supplemented, amended or superseded from time to time, and in the Company’s confidential private placement memorandum dated [  ], 2019, as amended from time to time, or as may otherwise be set forth in the Company’s periodic reports filed in compliance with the Securities Exchange Act of 1934, as amended, as applicable;

(b)                                 during the term of this Agreement, all other applicable federal and state laws, rules and regulations, and the Company’s certificate of incorporation or bylaws, each as may be amended from time to time (the “Organizational Documents”);

(c)                                  such investment policies, directives, regulatory restrictions as the Company may from time to time establish and communicate to the Adviser in writing (which policies, directives, regulatory restrictions the Adviser shall communicate to the Sub-Adviser); and

(d)                                 the Company’s compliance policies and procedures as applicable to the Adviser and as administered by the Company’s chief compliance officer.

2.                                      Services to be Provided by the Sub-Adviser.  In connection with its obligations hereunder, the Sub-Adviser shall, subject to the supervision of the Adviser and the Board of Directors of the Company (the “Board”), manage the investment and reinvestment of the assets of the Company (including the services enumerated below, the “Sub-Advisory Services”).  The Adviser hereby delegates to the Sub-Adviser the power and authority delegated to the Adviser by the Company pursuant to the Advisory Agreement, and the Company hereby acknowledges and consents to such delegation.  Without limiting the generality of the foregoing, the Sub-Adviser shall, during the term and subject to the provisions of this Agreement:

(i)                                     determine the composition and allocation of the Company’s investment portfolio, the nature and timing of any changes therein and the manner of implementing such changes;

(ii)                                  identify, evaluate and negotiate the structure of the investments made by the Company;

(iii)                               perform due diligence on prospective portfolio companies;

(iv)                              execute, close, service and monitor the Company’s investments;

(v)                                 determine the securities and other assets that the Company will purchase, retain or sell;

(vi)                              arrange financings and borrowing facilities for the Company;

(vii)                           provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds; and

(viii)                        to the extent permitted under the 1940 Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), on the Company’s behalf, and in coordination with the Adviser and any other sub-adviser and any administrator, provide significant managerial assistance to those portfolio companies to which the Company is required to provide such assistance under the 1940 Act, including utilizing appropriate personnel of the Adviser to, among other things, monitor the operations of the Company’s portfolio companies, participate in board and management meetings, consult with and advise officers of portfolio companies and provide other organizational and financial consultation.

In addition, during the term of the Agreement, the Sub-Adviser shall be responsible for voting any proxies solicited by an issuer of securities held by the Company in the best interest of the Company and in accordance with the Sub-Adviser’s proxy voting policies and procedures, as they may be amended from time to time.  The Company has been provided with a copy of the Sub-Adviser’s proxy voting policies and procedures and has bene informed as to how it can obtain further information from the Sub-Adviser about proxy voting activities undertaken on behalf of the Company.  The Sub-Adviser shall be responsible for reporting the Company’s proxy voting activities as required through periodic filings on Form N-PX.

The Sub-Adviser shall not take any action which in its sole judgment made in good faith would contravene any express written direction from the Adviser.

To facilitate the Sub-Adviser’s performance of these undertakings, but subject to the restrictions contained herein, the Adviser hereby delegates to the Sub-Adviser, and the Sub-Adviser hereby accepts, the power and authority to act on behalf of the Company to effectuate investment decisions for the Company, including the negotiation, execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to acquire debt or other financing (or to refinance existing debt or other financing), the Sub-Adviser will use commercially reasonable efforts to arrange for such financing on the Company’s behalf, subject to the oversight and/or approval of the Board of Directors. If it is necessary for the Sub-Adviser to make investments or obtain financing on behalf of the Company through a special purpose vehicle, the Sub-Adviser will have authority to create, or arrange for the creation of, such special purpose vehicle and to make investments or obtain financing through such special purpose vehicle in accordance with applicable law.  The power and authority of the Sub-Adviser with respect to the Company under this Agreement shall also apply with respect to any special purpose vehicle or subsidiary of the Company.

3.                                      Status of the Sub-Adviser.  The Sub-Adviser shall for all purposes be an independent contractor and not an employee of the Adviser or the Company, nor shall anything herein be construed as making the Adviser and/or the Company a partner or co-venturer with the Sub-Adviser or any of its Affiliates or clients.  The Sub-Adviser shall have no authority to act for, represent, bind or obligate the Adviser or the Company except as specifically provided herein.

4.                                      Record Retention.  Subject to review by and the overall control of the Board, the Sub-Adviser will maintain and keep all books, accounts and other records of the Sub-Adviser that relate to activities performed by the Sub-Adviser hereunder as required under the 1940 Act and the Advisers Act. The Sub-Adviser agrees that all records that it maintains and keeps for the Company will at all times remain the property of the Company, will be readily accessible during normal business hours, and will be promptly surrendered to the Company upon the termination of this Agreement or otherwise on written request by the Company. The Sub-Adviser further agrees that the records that it maintains and keeps for the Company will be preserved in the manner and for the periods prescribed by the 1940 Act, unless any such records are earlier surrendered as provided above. The Sub-Adviser will have the right to retain copies, or originals where required by Rule 204-2 promulgated under the Advisers Act, of such records to the extent required by applicable law. The Sub-Adviser will maintain records of the locations where books, accounts and records are maintained among the persons and entities providing services directly or indirectly to the Sub-Adviser or the Company.

5.                                      Expenses of the Sub-Adviser.

(a)                                 Except as provided in this Section, the Sub-Adviser assumes no obligation with respect to, and shall not be responsible for, the expenses of the Adviser or the Company in fulfilling the Sub-Adviser’s obligations hereunder.

(b)                                 Subject to Section 5(c) hereof, during the term of this Agreement, all personnel of the Sub-Adviser, when and to the extent engaged in providing investment advisory services and managerial assistance hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services and assistance, shall be provided and paid for by the Sub-Adviser and not by the Adviser or the Company.

(c)                                  The Adviser shall cause the Sub-Adviser to be reimbursed by the Company or the Adviser, as appropriate, for expenses reasonably incurred by the Sub-Adviser at the request of or on behalf of the Company or the Adviser (collectively, the “Reimbursable Sub-Adviser Expenses”), to the same extent as such expenses would be reimbursable to the Adviser pursuant to Section 2(b) of the Advisory Agreement had such expenses been incurred by the Adviser. Such reimbursement shall be made in cash within 30 calendar days following the Adviser’s delivery to the Company of a reasonably detailed statement documenting the reimbursable expenses incurred during the immediately preceding month, except to the extent the Sub-Adviser elects otherwise pursuant to Section 5(d) hereof.

(d)                                 The Sub-Adviser shall have the right, in its sole discretion, by written instruction in accordance with this Section 5(d), to elect to defer all or a portion of the reimbursement of the Reimbursable Sub-Adviser Expenses that would otherwise be paid to it.  The Adviser shall notify the Sub-Adviser at least 5 business days prior to delivering to the Company a statement for reimbursement of expenses pursuant to Section 2(b) of the Advisory Agreement.  At least 2 business days prior to the Adviser delivering to the Company a statement for reimbursement of expenses, the Sub-Adviser shall provide written instructions to the Adviser with respect to the Sub-Adviser’s election to defer any portion of the Reimbursable Sub-Adviser Expenses. The Adviser shall include such written instructions in the reimbursement statement delivered to the Company and shall take all other actions necessary to cause the Company to pay such reimbursement directly to the Sub-Adviser in accordance with the Sub-Adviser’s instructions. Any portion of the reimbursement of the Reimbursable Sub-Adviser Expenses otherwise payable to the Sub-Adviser and not paid over to the Sub-Adviser with respect to any month pursuant to a deferral election made by the Sub-Adviser under this Section 5(e) shall be so deferred without interest and may be paid on any specified later date as the Sub-Adviser may determine in its sole discretion. If the Sub-Adviser so determines to have such deferred reimbursements paid on such specified date, it shall provide the Adviser with written notice of such determination at least 30 days but no more than 60 days prior to such specified date. Upon receipt of such notice, the Adviser shall make the election on behalf of the Sub-Adviser and shall take any other actions reasonably necessary to cause the Company to pay such deferred reimbursements directly to the Sub-Adviser on such specified date.

(e)                                  In certain circumstances the Adviser, the Sub-Adviser, or any of their respective Affiliates, may receive compensation from a portfolio company in connection with the Company’s investment in such portfolio company. Any compensation received by the Adviser, the Sub-Adviser, or any of their respective Affiliates, attributable to the Company’s investment in any portfolio company, in excess of any of the limitations in, or exemptions granted from, the 1940 Act, any interpretation thereof by the staff of the SEC, or the conditions set forth in any exemptive relief granted to the Adviser, the Sub-Adviser or the Company by the SEC, shall be delivered promptly to the Company. Half of any compensation retained by the Sub-Adviser, or any of its Affiliates, and not delivered to the Company pursuant to the previous sentence, shall be delivered promptly to the Adviser; likewise, half of any compensation retained by the Adviser, or any of its Affiliates, and not delivered to the Company pursuant to the previous sentence shall be delivered promptly to the Sub-Adviser.

(f)                                   The Sub-Adviser shall maintain and supply to the Company and the Adviser, as they may reasonably request, reasonably detailed records of all such Reimbursable Sub-Adviser Expenses.

6.                                      Compensation.

(a)                                 In consideration for the Sub-Adviser’s provision of the Sub-Advisory Services hereunder, the Adviser shall pay the Sub-Adviser fifty percent (50%) of the fees payable to the Adviser pursuant to the Advisory Agreement, payable promptly after receipt of such amounts by the Adviser from the Company.  At the Sub-Adviser’s request, the Adviser shall arrange for the fees payable to the Sub-Adviser hereunder to be paid to the Sub-Adviser directly by the Company on the same day the Company pays the Adviser its fees under the Advisory Agreement.  The Adviser agrees that without written approval of the Sub-Adviser, it will not waive the receipt of fees nor defer the fees pursuant to the Advisory Agreement, nor modify the Advisory Agreement so as to adversely amend or waive the terms or types of payments due under the Advisory Agreement.

(b)                                 The Sub-Adviser covenants that it is registered as an investment adviser under the Advisers Act on the effective date of this Agreement as set forth in Section 10 hereof, and will maintain such registration until the expiration or termination of this Agreement. The Sub-Adviser agrees that its activities will at all times comply in all material respects with all applicable federal and state laws governing its operations and investments.

(c)                                  The Sub-Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith, taking into account factors, including without limitation, price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and is consistent with the

Sub-Adviser’s duty to seek the best execution on behalf of the Company. Notwithstanding the foregoing, with regard to transactions with or for the benefit of the Company, the Sub-Adviser may not pay any commission or receive any rebates or give-ups, nor participate in any business arrangements which would circumvent this restriction.

7.                                      Other Activities of the Sub-Adviser.  The services of the Sub-Adviser to the Company are not exclusive, and the Sub-Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment-based accounts or commingled pools of capital, however structured, having investment objectives similar to or different from those of the Company, and nothing in this Agreement will limit or restrict the right of any officer, director, shareholder (and their shareholders or members, including the owners of their shareholders or members), officer or employee of the Sub-Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). The Sub-Adviser assumes no responsibility under this Agreement other than to render the services set forth herein.

8.                                      Indemnification.

(a)                                 Subject to Section 9, the Sub-Adviser, each of its directors, trustees, officers, shareholders or members (and its shareholders or members, including the owners of their shareholders or members), agents, employees, controlling persons (as determined under the 1940 Act (“Controlling Persons”)) and any other person or entity Affiliated with, or acting on behalf of, the Sub-Adviser (each an “Indemnified Party” and, collectively, the “Indemnified Parties”) will not be liable to the Company for any action taken or omitted to be taken by the Sub-Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services), and the Company will indemnify, defend and protect the Indemnified Parties (each of whom will be deemed a third party beneficiary hereof) and hold them harmless from and against all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) (“Losses”) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Indemnified Parties’ duties or obligations under this Agreement or otherwise as an investment adviser of the Company to the extent such Losses are not fully reimbursed by insurance and otherwise to the fullest extent such indemnification would not be inconsistent with the Organizational Documents, the 1940 Act, the laws of the State of Delaware and other applicable law.

(b)                                 The Sub-Adviser will indemnify the Company, and its Affiliates and Controlling Persons, for any Losses that the Company or its Affiliates and Controlling Persons may sustain as a result of the Sub-Adviser’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including the federal and state securities laws.

9.                                      Limitation on Indemnification.

(a)                                 Notwithstanding Section 8(a) hereto to the contrary, nothing contained herein will protect or be deemed to protect any of the Indemnified Parties against, or entitle or be deemed to entitle any of the Indemnified Parties to indemnification in respect of, any Losses to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Sub-Adviser’s duties or by reason of the reckless disregard of the Sub-Adviser’s duties and obligations under this Agreement (to the extent applicable, as the same will be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder).

(b)                                 In addition, notwithstanding any of the foregoing to the contrary, the provisions of Section 8 hereof and this Section 9 will not be construed so as to provide for the indemnification of any Indemnified Party for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but will be construed so as to effectuate the provisions of Section 8 hereof and this Section 9 to the fullest extent permitted by law.

10.                               Effectiveness, Duration and Termination of Agreement.  This Agreement will become effective as of the first date written above. Once effective, this Agreement will remain in effect for two years, and thereafter will continue automatically for successive one-year periods; provided that such continuance is specifically approved at least annually by: (i) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Company and (ii) the vote of a majority of the Independent Directors of the Board, in accordance with the requirements of the 1940 Act.  This Agreement may be terminated at any time, without the payment of any penalty, (i) by the Company upon 60 days’ prior written notice to the Sub-Adviser: (A) upon the vote of a majority of the outstanding voting securities of the Company (as “majority” is defined in Section 2(a)(42) of the 1940 Act) or (B) by the vote of the Independent Directors of the Board, (ii) automatically, if the Advisory Agreement is terminated in accordance with its terms, (iii) by the Sub-Adviser, upon not less than 60 days’ prior written notice to the Company and the Adviser; or (iv) by the Adviser, upon not less than 60 days’ prior written notice to the Company and the Sub-Adviser.  This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of construing Section 15(a)(4) of the 1940 Act).  Notwithstanding the termination or expiration of this Agreement as aforesaid, the Sub-Adviser will be entitled to any amounts owed to it under Section 6 through the date of termination or expiration and Sections 8 and 9 will continue in force and effect and apply to the Sub-Adviser and its representatives as and to the extent applicable.

11.                               Notices.  Any notice, consent or other communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, email or five (5) days after mailed by certified mail, return receipt requested, as follows:

If to the Adviser:

David O’Connor

First Eagle Investment Management, LLC

1345 Avenue of the Americas

New York, NY 10105

With a copy (which copy shall not constitute notice) to:

Thomas J. Friedmann

Dechert LLP

One International Place

100 Oliver Street, 40th Floor

Boston, MA 02110

If to the Company:

Timothy J. Conway

First Eagle Investment Management, LLC

1345 Avenue of the Americas

New York, NY 10105

With a copy (which copy shall not constitute notice) to:

Thomas J. Friedmann

Dechert LLP

One International Place

100 Oliver Street, 40th Floor

Boston, MA 02110

If to the Sub-Adviser:

David O’Connor

First Eagle Private Credit, LLC

500 Boylston Street, Suite 1250

Boston, Massachusetts 02116

With a copy (which shall not constitute notice) to:

Thomas J. Friedmann

Dechert LLP

One International Place

100 Oliver Street, 40th Floor

Boston, MA 02110

12.                               Amendments and Waivers.  No provision of this Agreement may be amended, modified, waived or discharged except as agreed to in writing by the parties; provided that the consent of the Company is required to be obtained in conformity with the requirements of the 1940 Act.  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

13.                               Third Party Beneficiaries.  Except for the Indemnified Parties (with respect to Section 8 hereof) each being an intended beneficiary of the applicable sections of this Agreement, this Agreement is for the sole benefit of the parties hereto and nothing herein express or implied will give or be construed to give to any person, other than the parties hereto, any legal or equitable rights hereunder.

14.                               Severability.  If any provision of this Agreement, or the application of any provision to any person or circumstance, shall be held to be inconsistent with any present or future law, ruling, rule or regulation of any court or governmental or regulatory authority having jurisdiction over the subject matter hereof, such provision shall be deemed to be rescinded or modified in accordance with such law, ruling, rule or regulation, and the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it shall be held inconsistent, shall not be affected thereby.

15.                               Counterparts; Headings.  This Agreement may be executed in counterparts, each of which will be deemed to be an original copy and all of which together will constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties will not have signed the same counterpart.  The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.

16.                               Governing Law.  Notwithstanding the place where this Agreement may be executed by either of the parties hereto, the parties expressly agree that all terms and provisions hereof shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts made and wholly performed, and to transactions wholly consummated, within that State.

For so long as the Company is regulated as a BDC under the 1940 Act, this Agreement will also be construed in accordance with the applicable provisions of the 1940 Act and the Advisers Act. In such case, to the extent the applicable laws of the State of Delaware or any of the provisions herein conflict with the provisions of the 1940 Act or the Advisers Act, the 1940 Act and the Advisers Act will control.

17.                               Entire Agreement.  This Agreement, the Advisory Agreement and the other documents referenced herein contain the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

18.                               Survival.  The provisions of Sections 6, 8, 9, 10, 11, 12, 13, 14, 16, 17, 18, this 18 and 19 hereof shall survive the termination of this Agreement.

19.                               Confidentiality.  The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information (regulated pursuant to Regulation S-P of the SEC), shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process, or otherwise by applicable law or regulation.

(signature page follows)

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

FIRST EAGLE BDC, LLC,
a Delaware limited liability company

By:
Name:
Title:

FIRST EAGLE BDC ADVISER, LLC,
a Delaware limited liability company

By:
Name:
Title:

FIRST EAGLE PRIVATE CREDIT, LLC,
a Delaware limited liability company

By:
Name:
Title:

[Signature Page to Sub-Advisory Agreement]